HOMELAND SECURITY CAPITAL CORP. ACQUIRES NEXUS TECHNOLOGIES GROUP
            Nexus Expected to Generate More Than $10M in 2006 Revenue

      ARLINGTON, VA, FEBRUARY 8, 2006 -- Homeland Security Capital Corp. (OTC Bulletin Board: HMSC), a company focused on acquiring, developing and consolidating homeland security-related businesses, announced today that it has acquired Nexus Technologies Group, Inc. (http://www.nexusna.com) in a merger transaction with a subsidiary of Homeland Security Capital.

      Nexus is a mid-Atlantic security integrator for the corporate and governmental security markets with estimated revenue in excess of $5.4 million and normalized EBITDA of $450,000 for the fiscal year ending December 31, 2005. Based in Hawthorne, N.Y., Nexus was established in 2004 and has 22 employees. The company specializes in non-proprietary integrated security solutions, including access control, alarm, video, communication, perimeter protection and bomb and metal detection security systems.

      C. Thomas McMillen, Homeland Security Capital Corp. chairman and CEO, said, "Nexus is a highly respected security integrator with experienced management. We believe Nexus is an excellent platform company to drive consolidation in the fast-growing and extremely fragmented security integration sector with more than 13,000 industry participants. Nexus is expected to generate more than $10M in revenue in 2006. We look forward to working with Steve Robinson and his seasoned team to grow Nexus organically and through acquisitions."

      Steve Robinson, CEO of Nexus, said, "I and the rest of our management team will be working with Tom to build shareholder value over the next few years. We believe that combining our operational experience with Homeland Security Capital's capital and business development support should position us for success as we execute our consolidation strategy for this industry."

      In connection with the acquisition, additional funding of $4 million for working capital has been provided by Cornell Capital Partners to Homeland Security Capital in the form of a convertible debenture. The debenture is convertible into Homeland Security Capital's common stock at the lower of $0.01 per share or a 10% discount to the volume weighted average price of the company's common stock during the 30 days prior to conversion. Cornell Capital is limited in such conversion to owning not more than 4.99%

      ABOUT NEXUS TECHNOLOGIES GROUP Nexus Technologies Group, headquartered in Hawthorne, N.Y., provides integrated security solutions for the corporate


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      and government security markets. A division of Corporate Security
      Solutions, Nexus Technologies Group is a privately held company, offering its own brand of security integration, which leverages more than a combined 50 years of industry experience while providing a unique solutions perspective. Ultimately, with cutting-edge technologies, Nexus provides innovative, engineered and scaleable solutions to effectively protect people, property and assets. For more information, visit http://www.nexusna.com.

      ABOUT HOMELAND SECURITY CAPITAL Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. HSCC intends to operate businesses that provide homeland security product and service solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues from promising security products and services but face challenges in scaling their businesses to capitalize on homeland security opportunities. HSCC will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows.

      An investment profile about Homeland Security Capital may be found at http://www.hawkassociates.com/Homelandsecurity/profile.htm.

      For investor relations information regarding Homeland Security Capital Corp., contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

      Forward-looking statement: This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corporation believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

      Company Contact:
      Homeland Security Capital Corporation
      C. Thomas McMillen
      (703) 528-7073
      tmcmillen@hscapcorp.com

      Investor Relations:


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      Hawk Associates Inc.
      Frank Hawkins or Julie Marshall
      (305) 451-1888
      info@hawkassociates.com